Exhibit 1.1

Execution Version

Middlesex Water Company

Common Stock
(no par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

May 12, 2025

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, 18th Floor

Milwaukee, Wisconsin 53202

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Middlesex Water Company, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through BofA Securities, Inc. (BofA), Robert W. Baird & Co. Incorporated (Baird) or Janney Montgomery Scott LLC (Janney Montgomery Scott), as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), having an aggregate gross sales price of not to exceed $110,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-287177), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (each, a “Representation Date”), and agrees with the Agents, as follows:

(i)              Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)             Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentences of this Section 1(ii) do not apply to statements in or omissions from any such document based upon written information relating to any Agent furnished to the Company by such Agent in writing expressly for use therein, it being agreed that only such information furnished by such Agent to the Company expressly for use therein are the statements contained in the eleventh and twelfth paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement (collectively, the “Agent Information”).

(iii)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)            Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying in all material respects with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).

(v)             Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(vi)            Independent Accountants. PricewaterhouseCoopers LLP, which certified certain of the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent public accountant as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board. Baker Tilly US, LLP, which was previously engaged by the Company to certify certain of the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, was an independent public accountant at the time of such certifications as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii)           Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries to which such data relate. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that are not included or incorporated by reference as required. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the General Disclosure Package and the Prospectus. All disclosures contained or incorporated by reference in the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(viii)          No Material Adverse Change. Subsequent to the respective dates of the information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (C) the Company and its subsidiaries have not sustained any material loss or interference with its or their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (D) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (E) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries; except in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)             Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of New Jersey, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or (iii) result in the delisting of the Common Stock from the Exchange (the occurrence of any such effect, prevention or interference described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “Material Adverse Effect”).

(x)              Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of the jurisdiction of formation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in any of the subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the subsidiaries are outstanding, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries owns any stock or other interest whatsoever, whether equity or debt, in any corporation, partnership or other entity except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)             Capitalization; Listing of Common Stock. The authorized and outstanding capitalization of the Company as of March 31, 2025 is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 1, 2025 (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and the Shares have been approved for listing, subject to official notice of issuance, on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(xii)           Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)          Authorization and Description of Shares. Subject to the approval of the New Jersey Board of Public Utilities (the “NJBPU”) (if applicable) as disclosed in the General Disclosure Package, the Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms in all material respects to the description thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xiv)          Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xv)           Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws, and neither the Company nor any of its subsidiaries is (B) in violation of any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority (as defined below) or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause, for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Further, neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under: (i) any statute, law, rule, regulation, judgment, order decree of any federal, state, local, municipal, foreign or other administrative, regulatory, governmental or quasigovernmental authority (each, a “Governmental Authority”); (ii) the certificate of incorporation or bylaws of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company, any of its subsidiaries or any of its or their respective assets is subject or bound, except, (x) in the case of (i) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect or (y) in the case of (i) subject to approval of the NJBPU (if applicable) as disclosed in the General Disclosure Package. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice, lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)          Absence of Labor Dispute. No strike, work stoppage, slowdown or other labor dispute with the employees of the Company or any of its subsidiaries exists to the Company’s knowledge, is imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(xvii)         Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xviii)        Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix)           Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s securityholders, is required in connection with the issuance or sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) the registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents (iii) any necessary filing of a supplemental listing application and related materials with the Exchange (iv) any necessary approval by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms and arrangements or (v) the approval of the NJBPU to the issuance of the Shares, as obtained by the Company on April 12, 2023, and as may be further required from time to time by the NJBPU as disclosed in the General Disclosure Package.

(xx)            Possession of Licenses and Permits. (i) The Company and its subsidiaries possess, and are operating in material compliance with, all certificates, approvals, clearances, registrations, exemptions, licenses, authorizations and permits (each, a “Permit”) of the appropriate Governmental Entities necessary to conduct their respective businesses, (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and (iii) such Permits contain no restrictions that materially affect the ability of the Company or any of its subsidiaries to conduct their businesses.

(xxi)           Title to Property. To the Company’s knowledge, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all defects, liens, charges, encumbrances or claims, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)         Possession of Intellectual Property. Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by it or which is otherwise necessary for the conduct of, or material to, its respective businesses (collectively, the “Intellectual Property”). The Company is unaware of any action, suit, proceeding or claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. Neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(xxiii)         Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries (i) is, or has been, in violation of, or has, or has had, any liability under, any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of toxic or hazardous materials or wastes, to the protection or restoration of the environment or natural resources, to the protection of health and safety, including as such relates to exposure to toxic or hazardous materials or wastes, and to natural resource damages (collectively, “Environmental Laws”), (ii) own, occupy, operate or use any real property that is known by the Company or any of its subsidiaries to be contaminated with Hazardous Substances, (iii) has, or reasonably anticipates to have, responsibility for conducting or funding any investigation, remediation, response action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) is subject to any pending, or to the Company’s knowledge threatened, claim, demand, proceeding or formal request by any governmental agency or governmental body or person that arises under Environmental Laws or relates to Hazardous Substances and (vi) is in non-compliance with the terms and conditions of, or has any actual or threatened liability under Environmental Laws with respect to, any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each of (i)-(vi) as would not, individually or in the aggregate, result in a Material Adverse Effect; (B) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim, demand, proceeding or formal request pursuant to, any Environmental Law that would result in a Material Adverse Effect; and (C) there are no judicial or administrative proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party and, to the knowledge of the Company, no such proceedings are threatened, in each case other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. In the ordinary course of its business, the Company and its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company and its subsidiaries have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect. The term “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (ii) any other chemical, material, substance or waste listed, classified, defined or otherwise regulated as flammable, toxic or hazardous or as a pollutant or contaminant under Environmental Laws.

(xxiv)         ERISA. Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (collectively, “ERISA”), except for such violations as would not have a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) for which the Company, its subsidiaries or its or their respective ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No Plan is, and none of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has within the past six years sponsored, maintained, participated in, contributed to or had any obligation (contingent or otherwise) with respect to any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). None of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under Section 412, 4971, 4975 or 4980B of the Code. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred, excluding transactions effected pursuant to a statutory or administrative exemption. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of its subsidiaries.

(xxv)         Accounting Controls and Disclosure Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective in performing the functions for which it was established, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)         Compliance with the Sarbanes-Oxley Act. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s disclosure controls and procedures are effective in performing the functions for which they were established. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate. The Company, its subsidiaries and its and their respective directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(xxvii)       Payment of Taxes. All federal, state, local and foreign tax returns required to be filed by the Company and its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of its subsidiaries or any of its or their respective properties or assets.

(xxviii)       Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxix)         Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)          Absence of Manipulation. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxi)         Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made, offered, promised or authorized any direct or indirect unlawful payment or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

(xxxii)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xxxiii)       OFAC. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, His Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an agent, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries are not knowingly engaged in, and for the past five years have not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(xxxiv)       Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with the Agents or any bank, lending or other affiliate of an Agent and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to an Agent or any affiliate of an Agent.

(xxxv)        Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xxxvi)       No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xxxvii)      Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxviii)     Cybersecurity. The Company and its subsidiaries (i) have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) to the Company’s knowledge, are in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a)           Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)          The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which either BofA, Baird or Janney Montgomery Scott is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)            The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)           The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on Nasdaq or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be equal to up to 2% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)          If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on Nasdaq on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)            Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on Nasdaq, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)           If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act become satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents.

(h)           Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)            Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)           The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants. The Company agrees with the Agents:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents soon as reasonably practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares ,as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of a an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(c)            Filing or Use of Amendments and Supplements. The Company will give the Agents or, in the case of a an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(d)           Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Delivery of Prospectuses. The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)           Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)             Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, Nasdaq.

(k)           Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)             Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)          No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)           Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, (x) the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period, (y) the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and (z) the remaining number of Shares available to be sold (if any) pursuant to the current authorization given by the NJBPU to issue and sell such Shares.

(o)           Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8--K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents, an officers’ certificate dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Sections 5(e) and 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Sections 5(e) and 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)           Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents or, in the case of clause (A) above, such Agents, as the case may be,) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)           Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause each of PricewaterhouseCoopers LLP and Baker Tilly US, LLP to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a letter or letters, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Notwithstanding the two immediately preceding sentences, no comfort letter shall be required from Baker Tilly US, LLP, on or promptly after the dates set forth in clauses (A)-(C) above if the annual financial statements for the year ended December 31, 2024 that were audited by Baker Tilly US, LLP are no longer included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)            Trading in the Common Stock. The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)           Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)            Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)           Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)           Ceasing Eligibility for Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on Nasdaq, (x) the reasonable documented out-of-pocket expenses of the Agents, including the reasonable fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which shall not exceed $100,000 in the aggregate, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof.

Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)           Opinion of Counsel for the Agents. On the date of this Agreement, the Agents shall have received the favorable written opinion or opinions of Davis Polk & Wardwell LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)           Opinion of Counsel to the Company. On the date of this Agreement, the Agents shall have received the favorable written opinion or opinions of Saul Ewing LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request.

(d)           Accountants’ Letter. On the date of this Agreement, the Agents shall have received letters from each of PricewaterhouseCoopers LLP and Baker Tilly US, LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)            Officer’s Certificate on Size of ATM Program and Authorization by NJBPU. On the date of this Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance on Nasdaq and the number of Shares that have been approved for issuance and sale by the NJBPU.

(f)            Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Principal Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)           Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on Nasdaq.

(h)                Additional Documents. On the date of this Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(i)                  Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)                  Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(b)                 Indemnification of Company, Directors and Officers. Each Agent , severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Agent Information.

(c)                 Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.  Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. Termination.

(a)                 This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of 3 days prior written notice to the other parties hereto.

(b)                 The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)                 If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)                 if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)                if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)                 In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.

Section 10.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o BofA Securities, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com), c/o Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department (facsimile: (414) 298-7474), Telephone: (414) 298-7474, email: syndicate@rwbaird.com), c/o Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attention: General Counsel; and notices to the Company shall be directed to it at Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830, Fax: (732) 218-1126, Attention Mohammed G. Zerhouni, Senior Vice President, Chief Financial Officer and Treasurer, with a copy to Jay L. Kooper, Vice President, General Counsel and Secretary.

Section 11.  No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Recognition of the U.S. Special Resolution Regimes.

(a)                 In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 14. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Middlesex Water Company

By:	/s/ Mohammed G. Zerhouni
Name: Mohammed G. Zerhouni
Title: Sr. Vice President, Chief Financial Officer, and Treasurer

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director, Co-Head of Equity Capital Markets

Janney Montgomery Scott LLC

By:	/s/ David Lau
Name: David Lau
Title: Managing Director, Head of Equities

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, 18th Floor

Milwaukee, Wisconsin 53202

and

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Re: Middlesex Water Company Sale of Share of Common Stock having an aggregate of the Company having an aggregate gross sales price of not to exceed $110,000,000

Ladies and Gentlemen:

We have acted as counsel to Middlesex Water Company, a New Jersey corporation (the “Company”), in connection with (i) the Company’s registration of common stock, no par value (the “Common Stock”), pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder and (ii) the sale by the Company of shares of Common Stock (the “Shares”) of the Company having an aggregate gross sales price of not to exceed $110,000,000 pursuant to that certain ATM Equity Offering Sales AgreementSM dated May 12, 2025 (the “Sales Agreement”), among the Company and you, as the sales agents and/or principals (collectively, the “Agents”). We are furnishing this opinion letter to the Agents at the request of the Company pursuant to Section 5(c) of the Sales Agreement. Capitalized terms used and not otherwise defined in this opinion letter shall have the meanings given to such terms in the Sales Agreement.

Reviewed Documents:

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following document:

i.	the registration statement relating to the Shares on Form S-3 (Registration Statement No. 333-287177), initially filed by the Company under the Securities Act with the U.S. Securities and Exchange Commission (the “Commission”) on May 12, 2025 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, hereinafter referred to as the “Registration Statement”);

ii.	the base prospectus dated May 12, 2025, which is included as part of the Registration Statement (the “Base Prospectus”)

iii.	the prospectus supplement dated May 12, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

iv.	the Sales Agreement;

v.	the amended and restated certificate of incorporation of the Company (as amended, the “Certificate of Incorporation”), certified as of a recent date by the Treasurer of the State of New Jersey;

vi.	the amended and restated bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

vii.	the form of certificate used to evidence the Common Stock (the “Common Stock Certificate”), certified as of the date hereof by the Secretary of the Company;

viii.	a certificate from the Treasurer of the State of New Jersey as to the existence and good standing of the Company as of a recent date;

ix.	a certified copy of the resolutions of the Board of Directors of the Company dated April 25, 2025 approving the transaction;

x.	the Officers’ Certificate On Size of ATM Program of the Company dated May 12, 2025 delivered to the Agents pursuant to Section 5(e) of the Sales Agreement;

xi.	the Officers’ Certificate of the Company dated May 12, 2025 delivered to the Agents pursuant to Section 5(f) of the Sales Agreement

xii.	the Secretary’s Certificate of the Company dated May 12, 2025 delivered to the Agents pursuant to Section 5(h) of the Sales Agreement;

xiii.	the material agreements and instruments listed on Exhibit A (the “Material Agreements”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate to enable us to render the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver however arising) to, the Sales Agreement or any other instrument or document used by us to form the basis of the opinions expressed herein. In addition, we have assumed that (i) all natural persons who are signatories to the Sales Agreement (other than the Company) have the legal capacity to enter into and perform their respective obligations under the Sales Agreement, (ii) each of the parties thereto (other than the Company) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) each of the parties thereto (other than the Company) has the legal power and authority to enter into and perform all of its respective obligations under the Sales Agreement, (iv) the Sales Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Company) and (v) the Sales Agreement is the legal, valid and binding obligations of each party thereto (other than the Company), enforceable against such persons in accordance with their terms. We further assume after due inquiry that (a) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Sales Agreement and (b) there are and have been no agreements or understandings among parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Sales Agreement.

Opinions:

The opinions set forth below are limited to the New Jersey Business Corporation Law, New York law, and federal law. Based solely upon the foregoing, and subject to the assumptions, qualifications, limitations, exceptions and restrictions hereinafter set forth, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of New Jersey.

2.	The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver the Sales Agreement and perform its obligation thereunder.

3.	As of the date hereof, the Company has an authorized capitalization of 40,000,000 shares of Common Stock and 120,357 shares of preferred stock, each with no par value, of the Company. The Shares conform in all material respects to the descriptions thereof contained under the caption “Description of our Capital Stock”in the Registration Statement and the Prospectus.

4.	The Shares have been duly authorized for issuance and sale by the Company pursuant to the Sales Agreement and, when issued and delivered by the Company pursuant to the Sales Agreement against payment of the consideration set forth in the Sales Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive or other similar rights arising under the New Jersey Business Corporation Law, the Certificate of Incorporation or the Bylaws.

5.	The Sales Agreement has been duly authorized, executed and delivered by the Company.

6.	Neither the execution and delivery of the Sales Agreement, the offering and sale of the Shares as described in the Registration Statement and the Prospectus, nor the consummation of any other of the transactions contemplated in the Sales Agreement, nor the fulfillment of the terms of the Sales Agreement will conflict with, or result in a breach of, (a) the Certificate of Incorporation or Bylaws of the Company or (b) any New Jersey law, regulation or rule to which the Company may be subject.

7.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Sales Agreement will not contravene (i) any provision of the New Jersey Business Corporation Law, the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Sales Agreement, provided that we express no opinion as to federal or state securities laws or (ii) any of the Material Agreements; provided that we express no opinion in clause (ii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any of the Material Agreements.

8.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the New Jersey Business Corporation law, the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Sales Agreement is required for the execution, delivery and performance by the Company of its obligations under the Sales Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

9.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.	The statements set forth in the Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders,” to the extent they constitute matters of federal income tax law or legal conclusions with respect to matters of federal income tax law, are an accurate summary of the matters referred to therein in all material respects.

Our opinions set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability) regardless of whether considered in a proceeding in equity or law.

Our opinions in clauses 6(b),7 and 8 above are subject to the fact that, as of the date of the Prospectus Supplement, the Company had approval from the New Jersey Board of Public Utilities (“NJBPU”) to issue and sell up to 1,000,000 shares of the Company’s common stock, and any issuance and sale of the Company’s Common Stock in excess of such amount will require further approval from the NJBPU.

We express no opinion on any provision of the Sales Agreement (1) relating to waivers (including, without limitation, the waiver by any party of the right to trial by jury, and the waiver of stay, extension and other laws) to the extent that such waivers may be held to be unenforceable or in violation of public policy, (2) relating to the choice of forum for resolving disputes or (3) to the extent it violates any applicable statute of limitations.

The opinions contained in this opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

This opinion letter speaks as of the date hereof. We disclaim any obligation to provide you with any subsequent opinion by reason of any future changes or events which may affect or alter any opinion rendered herein.

This opinion letter is being furnished only to you in connection with the issuance and sale of the Common Stock in accordance with the Sales Agreement. This opinion letter may not be relied upon for any other purpose or by any other person without our prior written consent.

Very truly yours,

SAUL EWING LLP

Exhibit A

Material Agreements

1.	Water Service Agreement, dated February 28, 2006, between the Company and Elizabethtown Water Company.
2.	Mortgage, dated April 1, 1927, between the Company and Union County Trust Company, as Trustee, as supplemented by Supplemental Indentures, dated as of October 1, 1939 and April 1, 1949.
3.	Supplemental Indenture, dated as of July 1, 1964 and June 15, 1991, between the Company and Union County Trust Company, as Trustee.
4.	Agreement for a Supply of Water, dated as of July 27, 2011, between the Company and the Old Bridge Municipal Utilities Authority
5.	Water Supply Agreement, dated as of August 1, 2006, between the Company and the Marlboro Township Municipal Utilities Authority, as amended.
6.	Water Purchase Contract, dated as of October 24, 2023, between the Company and the New Jersey Water Supply Authority
7.	Treatment and Pumping Agreement, dated October 1, 2014, between the Company and the Township of East Brunswick.
8.	Water Supply Agreement, dated June 4, 1990, between the Company and Edison Township.
9.	Agreement for a Supply of Water, dated January 1, 2006, between the Company and the Borough of Highland Park, as amended.
10.	Middlesex Water Company Supplemental Executive Retirement Plan.
11.	Middlesex Water Company 2018 Restricted Stock Plan.
12.	Employment Agreement, dated as of March 1, 2024, between the Company and Nadine Duchemin-Leslie.
13.	Change in Control Termination Agreement, dated as of November 1, 2024, between the Company and Nadine Leslie.
14.	Employment Agreement, dated as of June 24, 2024, between the Company and Mohammed G. Zerhouni.
15.	Change in Control Termination Agreement, , dated as of June 24, 2024, between the Company and Mohammed G. Zerhouni.
16.	Change in Control Termination Agreement, dated as of November 1, 2024, between the Company and Lorrie B. Ginegaw.
17.	Employment Agreement, dated as of December 16, 2024, between the Company and Gregory Sorenson.
18.	Change in Control Termination Agreement, dated as of December 16, 2024, between the Company and Gregory Sorenson.
19.	Change in Control Termination Agreement, dated as of November 1, 2024, between the Company and Jay L. Kooper.
20.	Change in Control Termination Agreement, dated as of November 1, 2024, between the Company and Robert K. Fullagar.

21.	Change in Control Termination Agreement, dated as of November 1, 2024, between the Company and Georgia M. Simpson.
22.	Change in Control Termination Agreement, dated as of November 1, 2024 between the Company and Robert J. Capko.
23.	Transmission Agreement, dated October 16, 1992, between the Company and the Township of East Brunswick, as amended.
24.	Contract, dated August 20, 2018, between the City of Perth Amboy and Utility Service Affiliates (Perth Amboy), Inc.
25.	Thirtieth Supplemental Indenture, dated October 15, 2004, between the Company and Wachovia Bank, National Association; Loan Agreement, dated November 1, 2004, between the State of New Jersey and the Company (Series EE).
26.	Thirty-First Supplemental Indenture, dated October 15, 2004, between the Company and Wachovia Bank, National Association; Loan Agreement, dated November 1, 2004, between the New Jersey Environmental Infrastructure Trust and the Company (Series FF).
27.	Promissory Note and Supplement, dated October 15, 2014, between Tidewater Utilities, Inc. and CoBank, ACB; Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement, effective October 15, 2014, between Tidewater Utilities, Inc. and CoBank, ACB.
28.	Promissory Note and Supplement, dated March 29, 2021, between Tidewater Utilities, Inc. and CoBank, ACB; Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement, effective March 29, 2021, between Tidewater Utilities, Inc. and CoBank, ACB.
29.	Promissory Note and Supplement, dated May 11, 2023, between Tidewater Utilities, Inc. and CoBank, ACB; Amendments to Combination Water Utility Real Estate Mortgage and Security Agreement, effective May 11, 2023, between Tidewater Utilities, Inc. and CoBank, ACB.
30.	Sixth Amendment to Promissory Note and Supplement, dated as of May 11, 2023, between Tidewater Utilities, Inc. and CoBank, ACB, filed as Exhibit 10.17(d) of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
31.	Agreement for a Supply of Water, dated April 1, 2006, between the Company and the City of Rahway, filed as Exhibit No. 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
32.	Loan Agreement, dated November 1, 2006, between the State of New Jersey and the Company (Series GG).
33.	Loan Agreement, dated November 1, 2006, between the New Jersey Environmental Infrastructure Trust and the Company (Series HH).
34.	Loan Agreement, dated November 1, 2007, between New Jersey Environmental Infrastructure Trust and the Company (Series II).
35.	Loan Agreement, dated November 1, 2007, between the State of New Jersey and the Company (Series JJ).
36.	Loan Agreement, dated November 1, 2008, between New Jersey Environmental Infrastructure Trust and the Company dated as of (Series KK).

37.	Loan Agreement, dated November 1, 2008, between the State of New Jersey and the Company (Series LL).
38.	Prospectus Supplement, filed August 3, 2022, relating to the Middlesex Water Company Investment Plan.
39.	Prospectus Supplement, filed July 25, 2023, relating to the Middlesex Water Company Investment Plan.
40.	Amended and Restated $68,000,000 Revolving Line of Credit Note, dated February 9, 2022, between the Company, Pinelands Wastewater Company, Pinelands Water Company, Tidewater Utilities, Inc., Utility Service Affiliates (Perth Amboy) Inc., Utility Service Affiliates Inc. and While Marsh Environmental Systems, Inc., and PNC Bank, N.A., as amended.
41.	Uncommitted ($30,000,000) Loan Agreement, dated January 28, 2021, between the Company, Tidewater Utilities, Inc., White Marsh Environmental Systems, Inc., Pinelands Water Company, Pinelands Wastewater Company, Utility Service Affiliates, Inc., Utility Service Affiliates (Perth Amboy) Inc., Tidewater Environmental Services, Inc., and Bank of America, N.A., as amended.
42.	Fourth Amendment to Promissory Note and Supplement, dated as of August 19, 2020, between Tidewater Utilities, Inc. and CoBank, ACB.
43.	Loan Agreement, dated December 1, 2010, between the State of New Jersey and the Company (Series MM).
44.	Loan Agreement, dated December 1, 2010, between New Jersey Environmental Infrastructure Trust and the Company (Series NN).
45.	Loan Agreement, dated May 1, 2012, between the State of New Jersey and the Company, (Series OO).
46.	Loan Agreement, dated May 1, 2012, between New Jersey Environmental Infrastructure Trust and the Company (Series PP).
47.	Loan Agreement, dated November 1, 2012, between the New Jersey Economic Development Authority and the Company (Series QQ).
48.	Loan Agreement, dated May 1, 2013, between the State of New Jersey and the Company (Series TT).
49.	Loan Agreement, dated May 1, 2013, between New Jersey Environmental Infrastructure Trust and the Company (Series UU).
50.	Loan Agreement, dated May 1, 2014, between New Jersey Environmental Infrastructure Trust and the Company (Series VV).
51.	Loan Agreement, dated May 1, 2014, between New Jersey Environmental Infrastructure Trust and the Company (Series WW).
52.	Loan Agreement, dated November 1, 2017, between New Jersey Environmental Infrastructure Trust and the Company (Series XX).
53.	Loan Agreement, dated November 1, 2017, between New Jersey Environmental Infrastructure Trust and the Company (Series YY).
54.	Loan Agreement, dated May 1, 2018, between New Jersey Environmental Infrastructure Trust and the Company (Series 2018A).

55.	Loan Agreement, dated May 1, 2018, between New Jersey Environmental Infrastructure Trust and the Company (Series 2018B).
56.	Loan Agreement, dated August 1, 2019, between New Jersey Economic Development Authority and the Company (Series 2019A and Series 2019B).
57.	Bond Purchase Agreement, dated November 16, 2020, between New York Life Insurance Company and Affiliates and the Company (Series 2020A).
58.	Bond Purchase Agreement, dated November 5, 2021, between New York Life Insurance Company and Affiliates and the Company (Series 2021A and Series 2021B).
59.	Financing Agreement, dated December 16, 2021, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health & Social Services, and Tidewater Utilities, Inc.
60.	Loan Agreement, dated May 1, 2022, between New Jersey Infrastructure Bank and the Company (Series 2022A).
61.	Loan Agreement, dated May 1, 2022, between the State of New Jersey, acting by and through the New Jersey Department of Environmental Protection, and the Company (Series 2022B).
62.	Bond Purchase Agreement, dated March 2, 2023, between New York Life Insurance Company and Affiliates and the Company (Series 2023A).
63.	Financing Agreement, dated April 5, 2023, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
64.	Financing Agreement, dated April 5, 2023, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
65.	Financing Agreement, dated April 5, 2023, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
66.	Multiple Advance Term Promissory Note, dated May 22, 2023, between Pinelands Water Company and CoBank, ACB.
67.	Multiple Advance Term Promissory Note, dated May 22, 2023, between Pinelands Wastewater Company and CoBank, ACB.
68.	Settlement Agreement, dated as of August 28, 2023, between Middlesex Water Company and 3M Company.
69.	Consulting Agreement, dated March 1, 2024, between the Company and Dennis W. Doll.
70.	Financing Agreement (Minos Conaway Project), dated May 17, 2024, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
71.	Financing Agreement (Kendale Road Project), dated May 17, 2024, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.

72.	Financing Agreement (Bethany Bay Project), dated May 17, 2024, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
73.	Financing Agreement (DelDOT – Lochmeath), dated May 17, 2024, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.
74.	Financing Agreement (Lead and Copper Rule Service Lines Field Verifications Project), dated September 27, 2024, between the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health and Tidewater Utilities, Inc.

Annex I

Middlesex Water Company

Common Stock
(no par value)

TERMS AGREEMENT

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, 18th Floor

Milwaukee, Wisconsin 53202

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Middlesex Water Company, a New Jersey corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated [May 12], 2025 (the “Sales Agreement”), between the Company the agents party thereto, to issue and sell to [the Agent][[☐] and [☐]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [☐] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriter[s], acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as BofA Securities, Inc. (“BofA”) in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]*

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized BofA as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Middlesex Water Company

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

*        Include only if the Underwriters have an option to purchase additional shares of Common Stock from the Company.